UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2007

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 California Street, Suite 1350, San Francisco, California		94111
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 217-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2007, we entered into retention agreements with S. Trezevant Moore, Jr., our President and Chief Executive Officer, and Christopher J. Zyda, our Senior Vice President and Chief Financial Officer. These agreements provide for the payment of retention bonuses of $1,000,000 to Mr. Moore and $750,000 to Mr. Zyda and are in lieu of any other bonus compensation in respect of 2007. The purpose of these bonuses is to incentivize Mr. Moore and Mr. Zyda to remain in our employ through December 31, 2007 in light of the unprecedented conditions affecting the mortgage industry since August 3, 2007 and for their efforts in managing the Company during this period. The retention bonuses will be paid in eight equal bi-weekly installments commencing September 15, 2007 and ending December 31, 2007.

If the executive terminates his employment for any reason other than good reason or we terminate the employment of the executive for cause or as a result of the executive's death or disability, the executive will forfeit any further retention bonus payments due after the date of termination. In all other circumstances, if we terminate the executive's employment prior to December 31, 2007, or if the executive terminates his employment for good reason prior to December 31, 2007, any remaining payments of the retention bonus will be paid to the executive within 14 days of the event, upon execution of a general release by the executive in favor of us.

On August 31, 2007, our wholly owned subsidiary, Proserpine, LLC, entered into a retention agreement with Eleanor Cornfeld Melton, our Senior Vice President and Chief Credit Officer, pursuant to which we will pay her a retention bonus of $91,623 in two equal installments through the termination of her employment on September 30, 2007.

A copy of each retention agreement is filed as an exhibit to this Form 8-K report and is incorporated herein by reference.

On August 31, 2007, as part of our Company-wide strategic downsizing initiative, we terminated the employment of 14 persons, including, effective as of September 30, 2007, the employment of Eleanor Cornfeld Melton, our Senior Vice President and Chief Credit Officer. Ms. Melton was a named executive officer in our proxy statement for our annual meeting of stockholders held on May 23, 2007. In addition, Gail Seneca, our Chairman of the Board, waived all future compensation due her under our Amended and Restated Employment Agreement with her. While these employment terminations were part of our strategic downsizing, we believe that we have retained sufficient personnel to manage our on-going operations.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 - Retention Agreement dated August 31, 2007 between Luminent Mortgage Capital, Inc. and S. Trezevant Moore, Jr.

Exhibit 10.2 - Retention Agreement dated August 31, 2007 between Luminent Mortgage Capital, Inc. and Christopher J. Zyda.

Exhibit 10.3 - Retention Agreement dated August 31, 2007 between Proserpine, LLC and Eleanor Cornfeld Melton.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

September 7, 2007	By:	/s/ Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Moore Retention agreement 8.31.07
10.2	Zyda Retention agreement 8.31.07
10.3	Melton Retention agreement 8.31.07